Exhibit 4.15

EXECUTION VERSION

SHARE SUBSCRIPTION AGREEMENT

by and between

ORIGIN AGRITECH LIMITED

and

LONG HAN INVESTMENT MANAGEMENT CO., LTD.

(隆瀚投资管理有限公司)

Dated as of October 16, 2018

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THIS SHARE SUBCRIPTION AGREEMENT, dated as of October 16, 2018 (this “Agreement”), is by and between Origin Agritech Limited, a business company incorporated under the laws of the British Virgin Islands (the “Company”), and Long Han Investment Management Co., Ltd. (隆瀚投资管理有限公司), a company incorporated under the laws of the People’s Republic of China (the “Investor”). The Company and the Investor are referred to in this Agreement collectively as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, on the terms and subject to the conditions set forth in this Agreement and pursuant to applicable Laws, the Company desires to issue and sell to the Investor and the Investor desires to subscribe for and purchase from the Company, securities of the Company as set forth in this Agreement; and

WHEREAS, the Company has duly authorized and approved the execution and delivery of this Agreement and the Investor Rights Agreement and the consummation of the transactions contemplated hereby and thereby (the “Transactions”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties to this Agreement hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Defined Terms. For the purposes of this Agreement, the following terms shall have the following meanings:

“Action” means any claim, action, suit, arbitration, inquiry, litigation, proceeding or investigation by or before any Governmental Authority.

“Affiliate” means, with respect to any specified Person, any other Person that controls, is controlled by, or is under common control with such specified Person. As used herein, the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Agreement” shall have the meaning ascribed to this term in the preamble to this Agreement.

“Bankruptcy and Equity Exception” shall have the meaning ascribed to this term in Section 3.02.

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which commercial banks are required or authorized by Law to be closed in the city of Beijing, Hong Kong or New York.

“Closing” shall have the meaning ascribed to this term in Section 2.02.

“Closing Date” shall have the meaning ascribed to this term in Section 2.02.

“Company” shall have the meaning ascribed to this term in the preamble to this Agreement.

“Company SEC Reports” shall have the meaning ascribed to this term in Section 3.10 (a).

“Contract” means any legally binding contract, agreement, arrangement, note, bond, indenture, mortgage, indenture, lease, sublease, license, permit, concession, franchise, plan or other instrument, right or obligation.

“Equity Purchase Agreement” means the Equity Purchase Agreement, dated as of July 5, 2017, by and between the Company and L2 Capital, LLC, including any amendment, renewal, replacement, or successor agreement and any future agreement that confers similar rights.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Reps” means the representations and warranties of the Company contained in Section 3.01, Section 3.02, Section 3.03, Section 3.04(a), and Section 3.05.

“GAAP” means the generally accepted accounting principles as applied in the United States.

“Group” or “Group Companies” means the Company and its Subsidiaries.

“Governmental Authority” means any federal, national, foreign, supranational, state, provincial, local or other governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award of any Governmental Authority.

“HKIAC” shall have the meaning ascribed to this term in Section 9.08(b).

“HKIAC Rules” shall have the meaning ascribed to this term in Section 9.08(b).

“Indemnified Party” shall have the meaning ascribed to this term in Section 7.02.

“Injunction” shall have the meaning ascribed to this term in Section 6.01(a).

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“Intellectual Property” means (a) inventions and discoveries, whether patentable or not, in any jurisdiction, including United States, non-United States and international patents, patent applications (including divisions, continuations, continuations in part and renewal applications) and statutory invention registrations, and any renewals, extensions or reissues thereof, in any jurisdiction (b) trademarks, service marks, brand names, certification marks, trade dress, domain names, logos, trade names, corporate names and other source identifiers, the goodwill associated with the foregoing and registrations and applications for registration thereof including any extension, modification or renewal of any such registration or application, (c) copyrightable works, copyrights, and registrations and applications for registration thereof, (d) confidential and proprietary information, including trade secrets and know-how, (e) rights of privacy, publicity and endorsement, and (f) any similar intellectual property or proprietary rights.

“Investor” shall have the meaning ascribed to this term in the preamble to this Agreement.

“Investor Rights Agreement” means that certain Investor Rights Agreement to be entered into by and between the Company and the Investor, substantially in the form attached hereto as Exhibit A.

“Knowledge” means, with respect to the Company, the knowledge of the directors and senior executive officers of the Company after reasonable inquiry.

“Law” means any federal, national, foreign, supranational, state, provincial, local or similar statute, law, treaty, ordinance, regulation, rule, code, order, requirement or rule of law (including common law) or any Governmental Order.

“Lien” means any security interest, pledge, hypothecation, mortgage, lien, license, claim, charge, title retention, right to acquire, option, levy, proxy, right of first refusal, and any other encumbrance or condition of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs and expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder; provided, that “Losses” shall not include punitive damages, except in the case of fraud or to the extent actually awarded to any Person by any Governmental Authority.

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“Material Adverse Effect” means any fact, event, circumstance, change, development or effect (any such item, an “Effect”) that, individually or in the aggregate with all other Effects, has or would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of the Group Companies, taken as a whole or (b) prevent or materially delay the consummation of the Transactions by the Company or otherwise be materially adverse to the ability of the Company to perform its obligations under this Agreement; provided, however, solely with respect to clause (a) above, that in no event shall any Effect to the extent arising out of or resulting from any of the following, either alone or in combination, constitute, or be taken into account in determining whether there has been a Material Adverse Effect: (i) changes in general business, economic or political conditions or changes in financial, credit or securities markets in general; (ii) changes in GAAP or regulatory or accounting requirements after the date hereof; (iii) changes in applicable Laws after the date hereof that are binding on any Group Company; (iv) effects resulting from the consummation of the Transactions, or the public announcement of this Agreement or the identity of the Parties, including any losses of customers or employees, or any disruption in or loss of suppliers, distributors, providers or similar parties with whom any Group Company has any relationship, and the initiation of shareholder litigation or other legal proceeding related to this Agreement or the Transactions; (v) acts of God, natural disasters, epidemics, declarations of war, acts of sabotage or terrorism, or outbreak or escalation of hostilities; (vi) changes in the market price or trading volume of the Shares (it being understood that the facts or occurrences giving rise to or contributing to such changes in this clause (vi) may be taken into account in determining whether a Material Adverse Effect has occurred); (vii) actions or omissions of any Group Company that are expressly required by this Agreement or with the written consent or at the written request of the Investor; (viii) changes, effects or circumstances affecting the industries or markets in which any Group Company operates; or (ix) the failure by any Group Company to meet any internal or industry estimates, expectations, forecasts, projections or budgets for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be taken into account in determining whether a Material Adverse Effect has occurred); provided, that any Effects set forth in clauses (i), (ii), (iii), (v) and (viii) above may be taken into account in determining whether a Material Adverse Effect has occurred if and to the extent such Effects individually or in the aggregate have a materially disproportionate impact on the Group Companies, taken as a whole, relative to the other participants in the industries in which the Group Companies conduct their businesses.

“NASDAQ” means The NASDAQ Stock Market LLC.

“Organizational Documents” means, with respect to an entity, its certificate of incorporation, articles of incorporation, by-laws, articles of association, memorandum of association, certificate of trust, trust agreement, partnership agreement, limited partnership agreement, certificate of formation, limited liability company agreement or operating agreement, as applicable.

“Party” shall have the meaning ascribed to this term in the preamble to this Agreement.

“Permit” means any permit, license, franchise, approval, registration, filing, qualification, variance, certificate, certification, consent of any Governmental Authority.

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“Permitted Liens” means (a) statutory Liens for Taxes and other governmental charges and assessments not yet due or payable, (b) Liens of carriers, warehousemen, mechanics, materialmen and other like Liens arising in the ordinary course of business, (c) easements, rights of way, encroachments, zoning ordinances and other similar encumbrances affecting real property, (d) statutory Liens in favor of lessors arising in connection with any leased property, and (e) Liens arising under securities or blue sky Laws.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization, Governmental Authority or other entity.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“Preferred Shares” means preferred shares of nil par value per share in the capital of the Company.

“Promissory Note” means the Promissory Note, dated as of July 5, 2017, by and between the Company and L2 Capital, LLC, including any amendment, renewal, replacement, or successor agreement and any future agreement that confers similar rights.

“Purchase Price” shall have the meaning ascribed to this term in Section 2.01.

“Purchase Price Per Share” shall have the meaning ascribed to this term in Section 2.01.

“Purchased Shares” shall have the meaning ascribed to this term in Section 2.01.

“Record Date” shall have the meaning ascribed to this term in Section 3.04(a).

“Representatives” means, with respect to any Person, such Person’s Affiliates and such Person and its Affiliates’ respective directors, officers, employees, members, partners, accountants, consultants, advisors, attorneys, agents and other representatives.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means ordinary shares of nil par value per share in the capital of the Company.

“Significant Subsidiaries” means the Subsidiaries of the Company as defined in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

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“Subsidiary” of any Person means any corporation, partnership, joint venture or other legal entity: (a) of which voting power to elect a majority of the board of directors or others performing similar functions with respect to such organization is held directly or indirectly by such Person or by any one or more of such Person’s Subsidiaries, (b) of which at least fifty percent (50%) of the equity interests is controlled by such Person or by any one or more of such Person’s Subsidiaries, (c) of which such Person or any Subsidiary of such Person is a general partner, or (d) whose assets and financial results are consolidated with the net earnings of such Person and are recorded on the books of such Person for financial reporting purposes in accordance with GAAP.

“Tax” means (a) any federal, national, provincial, municipal, local or taxes, duties, imposts, levies, or other like assessments in the nature of a tax, in each case, imposed by any Governmental Authority, including all net income (including enterprise income tax and individual income withholding tax), turnover (including value-added tax, business tax, and consumption tax), resource (including urban and township land use tax), special purpose (including land value-added tax, urban maintenance and construction tax, and additional education fees), property (including urban real estate tax and land use fees), documentation (including stamp duty and deed tax), filing, recording, tariffs (including import duty and import value-added tax), and other taxes, and (b) all interest, penalties (administrative, civil or criminal), or additional amounts imposed by any Governmental Authority in connection with any item described in clause (a) above.

“Tax Return” means any report, return, document, declaration or other information or filing required to be supplied to any taxing authority with respect to Taxes, including information returns or any documents with respect to or accompanying payments of estimated Taxes.

“Third-Party Claim” shall have the meaning ascribed to this term in Section 7.04.

“Transactions” shall have the meaning ascribed to this term in the recitals to this Agreement.

Section 1.02. Interpretation and Rules of Construction . Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. When reference is made to an Article, Section, Schedule or Exhibit, such reference is to an Article or Section of, or Schedule or Exhibit to, this Agreement unless otherwise indicated. References to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. The table of contents and descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. Any references in this Agreement to “US$” shall be to U.S. dollars. References to days mean calendar days unless otherwise specified. When used herein, the word “extent” and the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such word or phrase shall not simply mean “if.” The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes, only to the extent the applicable amendment, modification or supplement is also appropriately listed therein. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder. Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

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ARTICLE II

PURCHASE AND SALE

Section 2.01. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Company shall issue and sell to the Investor, and the Investor shall subscribe for and purchase from the Company, 1,397,680 Shares (the “Purchased Shares”), at a price per Share equal to US$5.54 (the “Purchase Price Per Share”). The aggregate purchase price for all the Purchased Shares shall be US$7,743,147.20 (the “Purchase Price”). Each Purchased Share shall be free and clear of all Liens (other than any applicable transfer or voting restrictions arising under applicable securities Laws or the Investor Rights Agreement and any Liens under the Organizational Documents of the Company) and with all rights attaching on and from the Closing.

Section 2.02. Closing. Subject to the satisfaction or waiver of the conditions to the Closing set forth in Article VI, the closing of the purchase and sale of the Purchased Shares (the “Closing”) shall take place remotely via the electronic exchange of the closing documents and signatures by facsimile or email (in PDF format) at such other time and place as the Company and the Investor shall mutually agree in writing, but in no event later than 60 Business Days after the date hereof (the date on which the Closing takes place being the “Closing Date”). The Parties acknowledge and agree that all transactions occurring at the Closing shall be deemed to be taken, and all documents to be executed and delivered by the Parties at the Closing shall be deemed to have been executed and delivered, simultaneously at the Closing, and no proceedings shall be deemed taken nor any document executed or delivered until all have been taken, executed and delivered.

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Section 2.03.      Closing Deliveries by the Company.

(a)       At the Closing, the Company shall deliver or cause to be delivered to the Investor:

(i)       a certified true copy of the Register of Members of the Company as of the Closing Date reflecting the Investor’s ownership of the Purchased Shares and duly certified by the share registrar of the Company;

(ii)       a copy of the resolutions duly and validly adopted by the Board evidencing its authorization and approval of the execution and delivery of this Agreement and the Investor Rights Agreement and the consummation of the Transactions; and

(iii)       the Investor Rights Agreement, duly executed by the Company.

(b)       The Company shall deliver to the Investor a duly issued share certificate in the name of the Investor representing the Purchased Shares as soon as practicable after the Closing but in no event later than ten (10) Business Days after the Closing.

Section 2.04.      Closing Deliveries by the Investor.

(a)       At the Closing, the Investor shall deliver or cause to be delivered to the Company:

(i)       the Purchase Price by wire transfer of immediately available funds to the account specified by the Company; and

(ii)       the Investor Rights Agreement, duly executed by the Investor.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company SEC Reports filed prior to the date of this Agreement (without giving effect to any amendment to any such Company SEC Report filed on or after the date hereof and excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly cautionary, predictive or forward-looking in nature), the Company hereby represents and warrants to the Investor, as of the date hereof and as of the Closing Date, except if a representation or warranty is made as of a specified date, as of such date, each of the representations and warranties contained in this Article III.

Section 3.01.      Organization and Qualification. Each Group Company is a legal entity duly organized, validly existing and in good standing (to the extent the relevant jurisdiction recognizes such concept of good standing) under the Laws of the jurisdiction of its organization. Each Group Company has the requisite power and authority (corporate or otherwise) to own, lease or operate its properties and assets and to carry on its business as it is now being conducted. Each Group Company is duly qualified to do business and is in good standing (to the extent the relevant jurisdiction recognizes such concept of good standing) in each jurisdiction in which the nature of the business conducted by it or the character of the properties and assets owned, leased or operated by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

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Section 3.02.      Corporate Authorization. The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Investor Rights Agreement and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and Investor Rights Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been, and the Investor Rights Agreement will be, duly executed and delivered by the Company, and when executed and delivered by the Company, assuming due authorization, execution and delivery by the other parties thereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of Law or a court of equity, and by applicable bankruptcy, insolvency and similar Law affecting creditors’ rights and remedies generally (the “Bankruptcy and Equity Exception”).

Section 3.03.      Valid Issuance of the Purchased Shares. The Purchased Shares, when issued in accordance with the terms and conditions of this Agreement and sold against receipt of consideration therefor, will be validly issued, fully paid and nonassessable, free and clear of any and all Liens (other than any applicable transfer or voting restrictions arising under applicable securities Laws or the Investor Rights Agreement).

Section 3.04.      Capitalization.

(a)       The Company is authorized to issue (i) 60,000,000 Shares, of which approximately 3,261,253 Shares are issued and outstanding as of August 1, 2018 (the “Record Date”) and (ii) 10,000,000 Preferred Shares, of which none are issued and outstanding as of the Record Date. As of the Record Date, the Company has also granted approximately 685,174 outstanding options to purchase Shares under the equity incentive plans of the Company and there are Shares issued and held in the treasury of the Company. All of the issued and outstanding shares of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

(b)       Except as set forth in Section 3.04(a) and the Shares reserved for issuance under the equity incentive plans of the Company, the Equity Purchase Agreement, the Promissory Note and the proposed issuance of the Purchased Shares pursuant to the terms herein, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any Shares, or contracts, commitments, understandings or arrangements by which any Group Company is or may become bound to issue additional Shares.

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Section 3.05.      Non-contravention. The execution, delivery and performance by the Company of this Agreement and the Investor Rights Agreement do not and will not (a) violate any provision of the Organizational Documents of the Company, (b) violate any Law or Governmental Order applicable to any Group Company or (c) conflict with, result in any breach of, constitute a default (or an event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any Contract to which any Group Company is a party or result in the creation of any Lien upon any of the properties or assets of any Group Company, other than, in the case of clauses (b) and (c) above, any such conflict, violation, default, termination, amendment, acceleration, suspension, revocation or cancellation that would not have, individually or in the aggregate, a Material Adverse Effect.

Section 3.06.      Governmental Consents and Approvals. The execution, delivery and performance by the Company of this Agreement and the Investor Rights Agreement do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, other than any approvals or filings required in connection with or in compliance with any obligations under the Securities Act, the Exchange Act and the rules and regulations of the NASDAQ, except, in each case, where failure to obtain such consent, approval, authorization or action, or to make such filing or notification would not, individually or in the aggregate, result in a Material Adverse Effect.

Section 3.07.      No Actions. There are no Actions against any of the Group Companies pending or, to the Knowledge of the Company, threatened before any Governmental Authority which would, individually or in the aggregate, result in a Material Adverse Effect.

Section 3.08.      Compliance with Law; Permits.

(a)       Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Group Companies are, and since January 1, 2013 (or the date of its formation, if later) has been in compliance with all Laws and Governmental Orders applicable to them. The Group Companies hold all material Permits necessary for the lawful conduct of their respective businesses and are in compliance in all material respects with the terms of all such Permits.

(b)       None of the Group Companies or any of their respective directors, executives or, to the Knowledge of the Company, agents has, in any material respect, (i) used any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) used any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees, (iii) violated or is violating any provision of the U.S. Foreign Corrupt Practices Act of 1977, the PRC Law on Anti-Unfair Competition promulgated on September 2, 1993, or the Interim Rules on Prevention of Commercial Bribery promulgated on November 15, 1996, or any PRC Law in relation thereto, (iv) established or maintained any fund of corporate monies or other properties not recorded on the books and records of any Group Company, (v) to the Knowledge of the Company, made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature, or (vi) violated or operated in noncompliance with any applicable money laundering law, anti-terrorism law or regulation, anti-boycott regulations, export restrictions or embargo regulations. None of the Group Companies or any of their respective directors, executives or, to the Knowledge of the Company, agents is currently the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

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Section 3.09.      Subsidiaries.

(a)       All of the outstanding shares of capital stock or voting securities of, or other ownership interests in each Significant Subsidiary have been duly authorized and validly issued, fully paid and nonassessable and are owned beneficially and of record by the Company or one of its Subsidiaries as set forth in in the Company SEC Reports, free and clear of any Liens.

(b)       There are no issued, reserved for issuance or outstanding (i) shares of capital stock or voting securities of, or other ownership interests in any Significant Subsidiary, (ii) no outstanding securities of the Company or any Significant Subsidiary convertible or exchangeable for shares of capital stock or voting securities of, or other ownership interests in any Significant Subsidiary and (iii) rights, options, warrants, calls or other similar rights, agreements or commitments that obligate the Company or any Significant Subsidiary to (A) issue, transfer or sell any shares of capital stock or voting securities of, or other ownership interests in any Significant Subsidiary or any securities convertible into or exchangeable for such shares of capital stock, voting securities or other ownership interests, (B) give any person a right to subscribe for or acquire any shares of capital stock or voting securities of, or other ownership interests in any Significant Subsidiary or (C) redeem or otherwise acquire any shares of capital stock or voting securities of, or other ownership interests in any Significant Subsidiary.

Section 3.10.      SEC Reports.

(a)       The Company has timely filed or furnished, as the case may be, all registration statements, proxy statements, reports, forms and other documents required to be filed or furnished by it with the with the SEC (all of the foregoing documents filed with or furnished to the SEC and all exhibits included therein are referred to as the “Company SEC Reports”) for the one (1) year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material). As of their respective effective dates (in the case of the Company SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective filing dates (in the case of all other Company SEC Reports), or in each case, if amended prior to the date hereof, as of the date of the last such amendment, (i) each Company SEC Report complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, and (ii) none of such Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make such statements made therein, in the light of the circumstances under which they were made, not misleading.

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(b)       The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its Subsidiaries, is made known to Company’s principal executive officer and principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. Such disclosure controls and procedures are effective in timely alerting the Company principal executive officer and principal financial officer to material information required to be included in the Company’s periodic and current reports required under the Exchange Act. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act of 2002. The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 that are applicable to the Company.

(c)       The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ, and has not, in the twelve (12) months preceding the date hereof, received notice from NASDAQ to the effect that the Company is not in compliance with such listing and corporate governance rules and regulations.

Section 3.11.      Financial Statements.

(a)       Each of the consolidated financial statements (including any related notes) contained or incorporated in the Company SEC Reports: (a) was prepared in accordance with GAAP applied on a consistent basis throughout the period indicated therein (except as may be indicated in such financial statements or the notes thereto and except that the unaudited financial statements may not contain all footnotes required by GAAP), and (b) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company and its consolidated Subsidiaries for the respective periods covered thereby in accordance with GAAP (subject, in the case of any unaudited financial statements, to normal year-end audit adjustments). No Group Company has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise), except for liabilities or obligations (i) reflected or reserved for in the consolidated balance sheet as of June 30, 2018 that is included in the Company SEC Reports, (ii) incurred after June 30, 2018 in the ordinary course of business consistent with past practice, and (iii) that would not, individually or in the aggregate, have a Material Adverse Effect.

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(b)       The Company and its Subsidiaries have established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to the Company’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls.

Section 3.12.     Taxes. All material Tax Returns of the Group Companies have been timely filed in accordance with applicable Laws and all such Tax Returns are true, correct, and complete in all material respects. All material Taxes (whether or not shown on a Tax Return) of the Group Companies have been timely paid. Each of the Group Companies has timely paid or withheld all material Taxes required to be paid or withheld with respect to its employees, independent contractors, creditors and other third parties and timely paid over such Taxes to the appropriate Governmental Authority. None of the Group Companies has executed any outstanding waiver of any statute of limitations or outstanding extension of the period, for the assessment or collection of any material Tax. To the Knowledge of the Company, no audit or Action of, or with respect to, any material Tax Return or material Taxes of any Group Company is currently in progress or threatened. No deficiency for any material amount of Tax has been asserted or assessed by a Governmental Authority against the Group Companies that has not been satisfied by payment, settled or withdrawn. All preferential tax treatments granted to the Group Companies have been properly approved by or filed with the competent Governmental Authorities in accordance with applicable Laws. No written claim has been made by a Governmental Authority in any jurisdiction where any Group Company has not filed Tax Return that such Person is or may be subject to Tax or any filing requirement related to Tax in that jurisdiction. None of the Group Companies is a party to or bound by, or has any obligation under, any Tax allocation agreement, Tax indemnity agreement, Tax sharing agreement or similar contract or arrangement to indemnify any other Person with respect to Taxes that will be in effect after the Closing. The charges, accruals and reserves for Taxes with respect to the Group Companies reflected on the books and records of the Group Companies are adequate to cover material Tax liabilities accruing through the end of the last period for which the Group Companies ordinarily record items on their respective books. Since the end of the last period for which the Group Companies ordinarily record items on their respective books, none of the Group Companies has engaged in any transaction, or taken any action that would materially impact any Tax asset or Tax liability of the Group Companies.

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Section 3.13.      Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

Section 3.14.      No Additional Representations. The Company acknowledges that the Investor makes no express or implied representations or warranties as to any matter whatsoever except as expressly set forth in this Agreement, the Investor Rights Agreement or any certificate delivered by the Investor to the Company in accordance with the terms hereof and thereof, and that any such other representations and warranties are expressly disclaimed and that the Company does not rely on any such other representations and warranties or the accuracy or completeness thereof.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Company, as of the date hereof and as of the Closing Date, except if a representation or warranty is made as of a specified date, as of such date, each of the representations and warranties contained in this Article IV.

Section 4.01.      Corporate Status. The Investor is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. The Investor has the requisite power and authority (corporate or otherwise) to own, lease or operate its properties and assets and to carry on its business as it is now being conducted. The Investor is duly qualified to do business and is in good standing (to the extent the relevant jurisdiction recognizes such concept of good standing) in each jurisdiction in which the nature of the business conducted by it or the character the properties and assets owned, leased or operated by it makes such qualification necessary in each case in all material respects.

Section 4.02.     Corporate Authorization. The Investor has all necessary corporate power and authority to execute and deliver this Agreement and the Investor Rights Agreement and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and Investor Rights Agreement by the Investor have been duly authorized by all necessary corporate action on the part of the Investor. This Agreement has been, and the Investor Rights Agreement will be, duly executed and delivered by the Investor, and when executed and delivered by the Investor, assuming due authorization, execution and delivery by the other parties thereto, constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 4.03.      Non-contravention. The execution, delivery and performance by the Investor of this Agreement and the Investor Rights Agreement do not and will not (a) violate any provision of the Organizational Documents of the Investor, (b) violate any Law or Governmental Order applicable to the Investor or (c) conflict with, result in any breach of, constitute a default (or an event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any Contract to which the Investor is a party or result in the creation of any Lien upon any of the properties or assets of the Investor, other than in the case of clauses (b) and (c) above, any such violation, conflict, breach, default, termination, amendment, acceleration, suspension, revocation or cancellation that would not, individually or in the aggregate, prevent or materially delay the performance of the Investor’s obligations under this Agreement.

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Section 4.04.      Governmental Consents and Approvals. The execution, delivery and performance by the Investor of this Agreement and the Investor Rights Agreement do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, other than any approvals or filings required in connection with or in compliance with any obligations under the Securities Act and the Exchange Act, except where in each case, the failure to obtain such consent, approval, authorization, action or to make such filing or notification would not, individually or in the aggregate, prevent or materially delay the performance of the Investor’s obligations under this Agreement.

Section 4.05.     Purchase for Own Account; Economic Risk. The Investor is acquiring its Purchased Shares for investment for its own account and not with a view to the distribution thereof in violation of the Securities Act. The Investor acknowledges that it (a) can bear the economic risk of its investment in the Purchased Shares, and (b) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Purchased Shares.

Section 4.06.     Private Placement; Non-U.S. Person. The Investor understands that (a) the Purchased Shares have not been registered under the Securities Act or any state securities Laws and (b) the Purchased Shares may not be sold unless such disposition is registered under the Securities Act and applicable state securities Laws or is exempt from registration thereunder. The Investor represents that it is not a U.S. Person and it is located outside the United States, as such terms are defined in Rule 902 of Regulation S under the Securities Act. The Investor acknowledges that the certificates representing the Purchased Shares will bear the following legend:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE SECURITIES ARE SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH IN AN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE SHAREHOLDER AND THE COMPANY.”

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Section 4.07.      Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investor.

Section 4.08.      No Additional Representations. The Investor acknowledges that the Company makes no express or implied representations or warranties as to any matter whatsoever except as expressly set forth in this Agreement, the Investor Rights Agreement or any certificate delivered by the Company to the Investor in accordance with the terms hereof and thereof, and that any such other representations and warranties are expressly disclaimed and that the Investor does not rely on any such other representations and warranties or the accuracy or completeness thereof.

ARTICLE V
ADDITIONAL AGREEMENTS

Section 5.01.      Further Assurance. During the period from the execution of this Agreement to the Closing, each of the Parties agrees to do or cause to be done all things necessary or reasonably advisable under applicable Laws to consummate the Transactions on a timely basis, including using its commercially reasonable efforts to give such notices and obtain all other authorizations, consents, orders and approval of all Governmental Authorities and other third parties that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement.

ARTICLE VI
CONDITIONS TO CLOSING

Section 6.01.      Conditions in connection with the Closing.

(a)       Condition to Obligations of Each Party. The obligations of each Party to consummate the Transactions shall be subject to the satisfaction or waiver (where permissible), at or prior to the Closing, of the following condition: No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law which is then in effect (whether temporary, preliminary or permanent) and has the effect of enjoining, restraining, prohibiting or otherwise making the consummation of the Transactions illegal (an “Injunction”).

(b)       Conditions to Obligations of the Company. The obligations of the Company to consummate sale and purchase of the Purchased Shares shall be subject to the satisfaction or waiver (where permissible), at or prior to the Closing, of each of the following conditions:

(i)       The representations and warranties of the Investor contained in Article IV of this Agreement (i) that are qualified by materiality shall be true and correct in all respects, and (ii) that are not qualified by materiality, shall be true and correct in material respects, in each case of (i) and (ii), as of the date of this Agreement and as of the Closing (except for representations and warranties that expressly speak as of a specified date, in which case as of such specified date).

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(ii)       The Investor shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement that are required to be performed or complied with by them at or prior to the Closing.

(c)       Conditions to Obligations of the Investor. The obligations of the Investor to consummate the sale and purchase of the Purchased Shares shall be subject to the satisfaction or waiver (where permissible), at or prior to the Closing, of each of the following conditions:

(i)       The representations and warranties of the Company contained in Article III (i) that are qualified by materiality or Material Adverse Effect, shall be true and correct in all respects, and (ii) that are not qualified by materiality or Material Adverse Effect, shall be true and correct in material respects, in each case of (i) and (ii), as of the date of this Agreement and as of the Closing (except for representations and warranties that expressly speak as of a specified date, in which case as of such specified date).

(ii)       The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement that are required to be performed or complied with by it at or prior to the Closing.

(iii)       No stop order or suspension of trading shall have been imposed by NASDAQ, the SEC or any other Governmental Authority with respect to public trading in the Shares.

ARTICLE VII
INDEMNIFICATION

Section 7.01.      Survival of Representations and Warranties.

(a)       The representations and warranties of the Company contained in this Agreement shall survive the Closing until one (1) year after the Closing; provided, however, that the Fundamental Reps shall survive indefinitely. The covenants and agreements of the Company set forth in this Agreement shall survive the Closing until fully discharged in accordance with their terms. The Investor’ right to indemnification with respect to the representations, warranties, covenants or agreements of the Company shall not be affected or deemed waived by reason of any investigation made at any time by or on behalf of the Investor.

(b)       Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the Investor to the Company prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation, warranty, covenant or agreement and such claims shall survive until finally resolved.

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Section 7.02.      Indemnification. Following the Closing, the Company shall indemnify and defend the Investor and its Representatives (each an “Indemnified Party”) against, and shall hold each of them harmless from and against, any and all Losses actually suffered or incurred by, or imposed upon, the Indemnified Parties arising out of or resulting from:

(a)       any inaccuracy or breach of any representation or warranty made by the Company under this Agreement; or

(b)       any violation or nonperformance of any covenant or agreement of the Company under this Agreement.

Section 7.03. Limits on Indemnification. The indemnification provided for in Section 7.02 shall be subject to the following limitations:

(a)       The Company shall not be liable for any claim for indemnification pursuant to Section 7.02(a) unless and until the aggregate amount of all indemnifiable Losses under Section 7.02(a) exceeds US$1 million, in which event the Company shall be required to pay or be liable for all such Losses from the first dollar. The aggregate amount of all Losses for which the Company shall be liable pursuant to Section 7.02(a) shall not exceed 30% of the aggregate amount of the Purchase Price that has been paid by the Investor.

(b)       Notwithstanding the foregoing, the limitations set forth in Section 7.03(a) shall not apply to Losses arising out of or resulting from any inaccuracy or breach of any Fundamental Reps.

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Section 7.04.      Third-Party Claims. If an Indemnified Party shall receive notice of any Action, audit, demand or assessment (each, a “Third-Party Claim”) against it or which may give rise to a claim for Loss under this Article VII, within thirty (30) calendar days of the receipt of such notice, the Indemnified Party shall give the Company, notice of such Third-Party Claim; provided, however, that the failure to provide such notice shall not release the Company from any of its obligations under this Article VII except to the extent that the Company is materially prejudiced by such failure and shall not relieve the Company from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Article VII. If the Company acknowledges in writing its obligation to indemnify the Indemnified Party or Indemnified Parties hereunder against any Losses that may result from such Third-Party Claim, then the Company shall be entitled to assume and control the defense of such Third-Party Claim at its or their expense and through counsel of its or their choice if it or they give notice of such intention to do so to the Indemnified Party or Indemnified Parties, as the case may be, within fourteen (14) calendar days of the receipt of notice from any Indemnified Party of such Third-Party Claim; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party or Indemnified Parties in its or their sole and absolute discretion for the same counsel to represent both the Indemnified Party or Indemnified Parties and the Company, then the Indemnified Party or Indemnified Parties shall be entitled to retain its or their own counsel in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Company. In the event that the Company exercises the right to undertake any such defense against any such Third-Party Claim as provided above, the Indemnified Party or Indemnified Parties shall cooperate with the Company in such defense and make available to the Company, at the Company’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Company. Similarly, in the event any Indemnified Party is, directly or indirectly, conducting the defense against any such Third-Party Claim, the Company shall cooperate with the Indemnified Party or Indemnified Parties in such defense and make available to any Indemnified Party, at the Company’s expense, all such witnesses, records, materials and information in the Company’s possession or under the Company’s control relating thereto as is reasonably required by any Indemnified Party. No Third-Party Claim may be settled (i) by any Indemnified Party without the prior written consent of the Company (which shall not be unreasonably withheld or delayed) if the Company acknowledges in writing its or their obligation to indemnify such Indemnified Party hereunder against any Losses that may result from such Third-Party Claim or (ii) by the Company without the prior written consent of the Indemnified Party or Indemnified Parties, except, in the case of (ii) only, where settlement of such Third-Party Claim (A) includes an unconditional release of the Indemnified Party or Indemnified Parties from all liability arising out of such Action, audit, demand or assessment and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

Section 7.05.      Exclusive Remedy. Following the Closing, notwithstanding any other provision contained herein, this Article VII shall be the sole and exclusive monetary remedy of the Investor for any and all claims arising out of or resulting from this Agreement, except that no limitation or exceptions with respect to the obligations or liabilities on the Company in this Article VII shall apply to any claims arising out of or resulting from fraud or willful misconduct on the part of the Company. Nothing in this Article VII or elsewhere in this Agreement shall limit any Party’s right to specific performance or other equitable or non-monetary remedies.

ARTICLE VIII
TERMINATION

Section 8.01.      Termination. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of the Company and the Investor.

Section 8.02.      Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void and there shall be no liability under this Agreement on the part of any Party except that nothing herein shall relieve any Party from liability for any breach of this Agreement that occurred before relevant termination and the terms of this Section 8.02 and Article IX shall survive any such termination.

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ARTICLE IX
MISCELLANEOUS

Section 9.01.      Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given, made or received on the date of delivery if delivered in person or by internationally recognized overnight courier service, or on the date of confirmation of receipt of transmission by facsimile (provided that confirmation of transmission is mechanically or electronically generated and kept on file by the sending Party), to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.01):

(a)       If to the Company, to:

Origin Agritech Limited

No. 21 Sheng Ming Yuan Road

Changping District

Beijing 102206, China

Attention: Cindy Xin Zhou

Facsimile: +86 10 5890 7577

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

2201 China World Office 2

1 Jian Guo Men Wai Avenue

Chao Yang District

Beijing 10004, China

Attention: Howard Zhang, Esq.

Facsimile: +86 10 8567 5102

(b)       If to the Investor, to:

Long Han Investment Management Co., Ltd.

1 Chedaogou East Road

Qingdong Business Center Block C, Level 4

Haidian District

Beijing 100089, China

Attention: Shuangcheng Zhou

with a copy (which shall not constitute notice) to:

Dentons Law Firm

7th Floor, Building D, Parkview Green FangCaoDi 9

Dongdaqiao Road Chaoyang District

Beijing 100020, China

Attention: Shoushuang Li

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Section 9.02.      Public Announcements; Confidentiality.

(a)       Neither the Company nor the Investor shall issue or cause the publication of any press release or other public announcement with respect to the Transactions without the prior consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law or the rules and regulations of the NASDAQ, in each case, as determined in the good faith judgment of the Party proposing to make such release (in which case such Party shall not issue or cause the publication of such press release or other public announcement without prior consultation with the other Party reasonably in advance of such public announcement).

(b)       For a period of eighteen (18) months following the Closing, the Investor shall, and shall cause its Affiliates and their respective Representatives to, hold in strict confidence any and all information, whether written or oral, concerning the Group Companies, except to the extent that the Investor can show that such information (a) is generally available to and known by the public through no fault of the Investor, any of its Affiliates or their respective Representatives; or (b) is lawfully acquired by the Investor, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If the Investor or any of its Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law or applicable national securities exchange, the Investor shall promptly notify the Company in writing and shall disclose only that portion of such information is legally required to be disclosed, provided that the Investor shall use commercially reasonable efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 9.03.      Amendment. Any provision of this Agreement may be amended or waived prior to Closing if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement or, in the case of a waiver, by each Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 9.04.      Taxes and Expenses. Each Party shall pay all of its own fees and expenses (including attorneys’ fees) incurred in connection with this Agreement and the Transactions. Except as otherwise provided in this Agreement or agree expressly among the Parties, each Party shall be solely responsible for all Taxes accruing to such Party arising from this Agreement or the Transactions under applicable Laws.

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Section 9.05.      Assignment. This Agreement and the rights and obligations of the Parties hereunder may not be assigned or delegated by the Company without the Investor’s written consent or by the Investor without the Company’s written consent, provided that the Investor may assign this Agreement and the rights and obligations of the Investor hereunder to any of its Affiliates. Any purported assignment or delegation in violation of this Section 9.05 shall be null and void.

Section 9.06.      No Third-Party Beneficiaries. Except for the provisions of Article VII relating to the Indemnified Parties, this Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.

Section 9.07.      Governing Law; Arbitration.

(a)       This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York without regard to its conflicts of law principles thereof.

(b)       Any dispute, controversy or claim arising out of or relating to this Agreement or its subject matter shall be finally settled by arbitration. The place and seat of arbitration shall be Hong Kong, and the arbitration shall be administered by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Administered Arbitration Rules then in force (the “HKIAC Rules”). The number of arbitrators shall be three (3). In the event that there are more than two parties to an arbitration, one arbitrator shall be appointed by the Investor and one arbitrator shall be appointed by the Company. The third arbitrator, who shall serve as chairperson of the arbitral tribunal, shall be selected by the mutual agreement of the first two arbitrators. Any arbitrator that is not so appointed shall instead be appointed in accordance with the HKIAC Rules. The language to be used in the arbitration proceedings shall be English. The award of the arbitral tribunal shall be final, conclusive and binding upon the Parties. Judgment upon any award may be entered and enforced in any court having jurisdiction over a Party or any of its assets. For the purpose of the enforcement of an award, the Parties irrevocably and unconditionally submit to the jurisdiction of any competent court and waive any defenses to such enforcement, including any defenses based on lack of personal jurisdiction or inconvenient forum.

Section 9.08.      Entire Agreement. This Agreement, the Investor Rights Agreement and the confidentiality agreement, dated as of September 2018, by and between the Company and the Investor constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the Parties and/or their Affiliates with respect to the subject matter of this Agreement.

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Section 9.09.      Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Company and the Investor shall negotiate together in good faith to modify this Agreement so as to effect the original intent of the Company and the Investor as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible.

Section 9.10.      Counterparts. This Agreement may be executed and delivered (including by electronic transmission in PDF format or by facsimile transmission) in one or more counterparts, and by the Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 9.11.      Specific Performance. The Parties acknowledge and agree that irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine if any of the provisions of this Agreement are not performed in accordance with their specific terms. Accordingly, in addition to any other right or remedy to which a Party may be entitled, at law or in equity, it shall be entitled to seek enforcement of any provision of this Agreement by a decree of specific performance and to seek temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other undertaking. The Parties further agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to applicable Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ORGIN AGRITECH LIMITED

By:	/s/ Zheng James Chen
	Name:	Zheng James Chen
	Title:	Chief Executive Officer

[Signature Page to Share Subscription Agreement]

[Signature Page to Share Subscription Agreement]

Exhibit A – Form of Investor Rights Agreement

Exhibit A

EXECUTION VERSION

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of October 16, 2018 by and between:

(1)	Origin Agritech Limited, a company incorporated under the laws of the British Virgin Islands (the “Company”); and

(2)	Long Han Investment Management Co., Ltd. (隆瀚投资管理有限公司), a company incorporated under the laws of the People’s Republic of China (the “Investor”).

The parties listed above are referred to herein collectively as “Parties” and individually as a “Party.”

RECITALS

A.	The Company and the Investor entered into a Share Subscription Agreement, dated as of October 16, 2018 (the “Share Subscription Agreement”), pursuant to which, among other things, the Company has agreed to issue and sell to the Investor certain Ordinary Shares; and

B.	In connection with and as a closing deliverable at the Closing (as defined below) contemplated by the Share Subscription Agreement, the Company and the Investor have agreed to enter into this Agreement.

WITNESSETH

NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.	Interpretation

1.1          Definitions. The following terms shall have the meanings ascribed to them below:

“Additional Lockup Date” shall have the meaning ascribed to this term in Section 3.1.

“Affiliate” means, with respect to any Person, any Person that controls, is controlled by, or is under common control with such Person. As used herein, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, and individually or together with any other Person, of the power to direct or to cause the direction of the management and policies of a Person, whether through ownership of voting securities or other interests, by contract or otherwise.

“Aggregate Ownership” means, with respect to any Person, the total number of Ordinary Shares, the voting power or investment power over which is directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, held, possessed or shared (without duplication) by such Person as of the date of such calculation.

“Aggregate Ownership Percentage” means, with respect to the Investor, the quotient (expressed as a percentage) obtained by dividing (i) the Aggregate Ownership held by the Investor, by (ii) the Aggregate Ownership of all holders of Ordinary Shares.

“At-the-Market Offering” means a Registration in which securities of the Company are sold to the public through one or more investment banks or financial advisors as agent to the selling shareholder (but not as underwriter on a firm commitment basis).

“Beneficially Own” or “Beneficial Ownership” means, with respect to any securities, having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 under the Exchange Act.

“Blackout Period” means (i) any period during which directors and executive officers of the Company are not permitted to trade under the insider trading policy of the Company then in effect; provided that the foregoing restriction shall not apply with respect to the Investor if the Investor no longer has a right to designate a member of the Board pursuant to this Agreement and (ii) in the event that the Company determines in good faith that the registration would reasonably be expected to materially and adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require disclosure of material information that has not been disclosed to the public, a period of up to sixty (60) days (the Blackout Period described in this clause (ii) shall count as an “Unscheduled Blackout Period”). The Unscheduled Blackout Period may not occur more than twice in any period of fifteen (15) consecutive months.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the city of Beijing, Hong Kong or New York.

“Closing” has the meaning set forth in the Share Subscription Agreement.

“Company Competitors” means the entities, enterprises and businesses listed in Schedule I hereof and any Affiliates of any such entity, enterprise or business, which list may be updated by the Board.

“Company Securities” means (i) Ordinary Shares, (ii) securities convertible into or exercisable or exchangeable for Ordinary Shares and (iii) any options, warrants or other rights to acquire Ordinary Shares, whether issued before, at or after the date hereof.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Existing Shares” means the Ordinary Shares held by the Investor or its Affiliates immediately prior to the Closing.

“Form F-3” means Form F-3 promulgated by the SEC under the Securities Act or any successor form or substantially similar form then in effect.

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“Governmental Authority” means any federal, national, foreign, supranational, state, provincial, local or other governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Governmental Order” means any writ, judgment, decree, injunction, award or similar order of any Government Authority (in each case whether preliminary or final).

“HKIAC” shall have the meaning ascribed to this term in Section 7.2.

“HKIAC Rules” shall have the meaning ascribed to this term in Section 7.2.

“Holder” means the Investor or any of its Permitted Transferees, so long as such Person holds Registrable Securities.

“Initial Investor Ownership Percentage” means the quotient (expressed as a percentage) obtained by dividing (i) the Aggregate Ownership of the Investor as of the date of such calculation, by (ii) the Aggregate Ownership of the Investor as of the Closing (as proportionally adjusted to give effect to any stock split, stock dividend, recapitalization or any similar transaction after the Closing).

“Investor Nominee” shall have the meaning ascribed to this term in Section 5.1(a).

“Law” means any federal, national, foreign, supranational, state, provincial, local or similar statute, law, treaty, ordinance, regulation, rule, code, order, requirement or rule of law (including common law) or any Governmental Order.

“Lockup Date” shall have the meaning ascribed to this term in Section 3.1.

“Lockup Shares” means collectively, the Purchased Shares and the Existing Shares.

“Loss” shall have the meaning ascribed to this term in Section 2.8.

“New Securities” means any Ordinary Shares or other voting shares of the Company and rights, options or warrants to purchase such Ordinary Shares or securities of any type whatsoever that are, or may become, convertible or exchangeable into such Ordinary Shares or other voting shares; provided that the term “New Securities” does not include (i) Company Securities issued to the employees, consultants, officers or directors of the Company or its Subsidiaries, or which have been reserved for issuance, pursuant to each of the Company’s equity based incentive plans adopted in 2005, 2009 and 2014, respectively; (ii) Ordinary Shares issued to all holders of the Company on a pro rata basis in connection with any share split, share dividend, combination, reclassification or recapitalization of the Company; or (iii) Ordinary Shares issued upon the conversion of any loan amount pursuant to the Promissory Note.

“Ordinary Shares” means shares of common stock of nil par value per share in the capital of the Company.

“Permitted Transferee” means any Affiliate of the Investor for so long as such transferee remains an Affiliate of the Investor at all times following the applicable transfer. For the avoidance of doubt, Permitted Transferee includes any entities advised or managed by the Investor or its Affiliates.

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“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization, Governmental Authority or other entity.

“Piggyback Registration” shall have the meaning ascribed to this term in Section 5.1(b).

“Promissory Note” means the Promissory Note, dated as of July 5, 2017, by and between the Company and L2 Capital, LLC, including any amendment, renewal, replacement, or successor agreement and any future agreement that confers similar rights.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

“Purchased Shares” means all the Ordinary Shares acquired by the Investor pursuant to the Share Subscription Agreement.

“Registrable Securities” means all of the Ordinary Shares acquired by the Investor pursuant to the Share Subscription Agreement; provided that any such Ordinary Shares shall cease to be Registrable Securities if (i) they have been registered and sold pursuant to an effective Registration Statement, (ii) they have been transferred by a Holder in a transaction in which the Holder’s rights under this Agreement are not, or cannot be, assigned, (iii) they may be sold pursuant to Rule 144 under the Securities Act without limitation thereunder on volume or manner of sale or (iv) they have ceased to be outstanding.

“Registration” means a registration with the SEC of the offer and sale to the public of Registrable Securities under a Registration Statement. The terms “Register,” “Registered” and “Registering” shall have a correlative meaning.

“Registration Expenses” shall mean all expenses incident to the Company’s performance of or compliance with this Agreement, including all (i) registration, qualification and filing fees; (ii) expenses incurred in connection with the preparation, printing and filing under the Securities Act of the Registration Statement, any Prospectus and any issuer free writing prospectus and the distribution thereof; (iii) the reasonable fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Ordinary Shares under the state blue sky laws (including the related fees and expenses of counsel); (v) the costs and charges of any transfer agent and any registrar; (vi) all expenses and application fees incurred in connection with any filing with, and clearance of an offering by, Financial Industry Regulatory Authority, Inc.; (vii) expenses incurred in connection with any “road show” presentation to potential investors; (viii) printing expenses, messenger, telephone and delivery expenses; and (ix) fees and expenses of listing any Registrable Securities on any securities exchange on which the Ordinary Shares are then listed; but in each case excluding any Selling Expenses.

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“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Replacement Nominee” shall have the meaning ascribed to this term in Section 5.1(b).

“Representatives” means, with respect to any Person, such Person’s Affiliates and such Person and its Affiliates’ respective directors, officers, employees, members, partners, accountants, consultants, advisors, attorneys, agents and other representatives.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Selling Expenses” means (i) all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder and (ii) any fees and expenses of legal counsel or other advisors of the Holders.

“Shelf Registration” means a Registration Statement of the Company on Form F-3 for an offering to be made on a delayed or continuous basis of Ordinary Shares pursuant to Rule 415 under the Securities Act (or similar provisions then in effect).

“Takedown Notice” shall have the meaning ascribed to this term in Section 2.1(b).

“Transfer” shall have the meaning ascribed to this term in Section 3.1.

“Underwritten Offering” means a Registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

1.2           Interpretation. For all purposes of this Agreement, except as otherwise expressly provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iii) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (iv) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (v) all references in this Agreement to designated schedules, exhibits and annexes are to the schedules, exhibits and annexes attached to this Agreement unless explicitly stated otherwise, (vi) “or” is not exclusive, (vii) the term “including” will be deemed to be followed by “, but not limited to,” (viii) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive, and (ix) the term “day” means “calendar day.”

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2.	Registration Rights.

2.1          Shelf Registration.

(a)       Shelf Registration. To the extent permitted under applicable Law, upon a written request by the Investor, the Company shall take all necessary actions as reasonably required by the Investor to prepare and file a Shelf Registration covering the offering and sale of the Registrable Securities of the Investor pursuant to Rule 415 under the Securities Act no later than the Lockup Date and the Company shall use commercially reasonable efforts to cause such Shelf Registration to become effective or declared effective by the SEC as promptly as practicable after such filing. Nothing in this Section 2 shall be construed as permitting any Transfer that is prohibited under Section 3.

  The Company shall provide such Shelf Registration (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) to the Investor and its counsel at a reasonable time prior to its filing or other submission and shall not file or submit the same in a form to which the Investor or its counsel reasonably objects in writing within two (2) Business Days after the receipt thereof.

  The Company shall notify the Investor by facsimile or email as promptly as practicable after any such Shelf Registration becomes or is declared effective.

(b)       Shelf Takedown. After the Lockup Date (or an earlier date agreed by the Company in writing), if any Holder of Registrable Securities included on a Shelf Registration delivers a written notice to the Company specifying the kind and number of such Registrable Securities such Holder wishes to sell or distribute (the “Takedown Notice”), the Company shall take all actions reasonably requested by such Holder, including amending or supplementing such Shelf Registration, as may be necessary to enable such Registrable Securities to be sold or distributed in accordance with the intended method of distribution set forth in the Takedown Notice, including an Underwritten Offering, as expeditiously as practicable; provided, however, that (i) the Holders may not require the Company to effect a shelf takedown that is an Underwritten Offering unless the Registrable Securities to be registered exceed 20% of the total Registrable Securities as of the date of this Agreement, (ii) the Holders may not require the Company to effect more than two shelf takedowns that are Underwritten Offerings in any 12-month period, (iii) the Holders may not require the Company to effect more than three shelf takedowns (other than shelf takedowns that are Underwritten Offerings) in any 12-month period and (iv) the Holders may not require the Company to effect more than five shelf takedowns that are Underwritten Offerings.

(c)       Blackout. The Company shall be entitled to postpone (upon prior written notice to the Investor) the filing or the effectiveness of a Registration Statement for any Registration or suspend the use of any Registration Statement in the event of a Blackout Period until the expiration of the applicable Blackout Period. Upon notice by the Company to the Holders of a Blackout Period, each Holder shall keep the fact of any such notice strictly confidential and, during any Blackout Period, promptly halt any offer, sale, trading or transfer by it of any Registrable Securities pursuant to the Shelf Registration for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of any Prospectus covering any Registrable Securities for the duration of the Blackout Period and, if so directed by the Company, shall deliver to the Company any copies then in its possession of any such Prospectus. The Company shall use commercially reasonable efforts to terminate any postponement or suspension under any Blackout Period (including any Unscheduled Blackout Period) as promptly as practicable.

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(d)       Effective Registration. Subject to the applicability of Blackout Periods, the Company shall use its commercially reasonable efforts to keep the Shelf Registration for purposes of Section 2.1(a) continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Holders until the termination of the registration rights pursuant to Section 2.10.

(e)       Underwritten Offering. In the event that a Holder intends to distribute the Registrable Securities in a Registration by means of an Underwritten Offering, no Holder may include Registrable Securities in such Registration unless such Holder, subject to the limitations set forth in Section 2.6, (i) agrees to sell its Registrable Securities on the basis provided in the applicable underwriting arrangements; (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; and (iii) cooperates with the Company’s reasonable requests in connection with such Registration (it being understood that the Company’s failure to perform its obligations hereunder, which failure is caused by such Holder’s failure to cooperate, will not constitute a breach by the Company of this Agreement).

(f)       Priority of Securities in an Underwritten Offering. If the managing underwriter or underwriters of a proposed Underwritten Offering informs the Company and the Holders with Registrable Securities in the proposed Underwritten Offering in writing that, in its or their opinion, the number of securities requested to be included in such Underwritten Offering exceeds the number that can be sold in such Underwritten Offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the number of securities to be included in such Underwritten Offering shall be reduced to the extent necessary to reduce the total number of securities to be included in such offering to the number recommended by the managing underwriter or underwriters in the following order of priority: first, there shall be excluded from the Underwritten Offering any securities to be sold for the account of any selling securityholder, including the Holders, that have been requested to be included therein pursuant to piggyback registration rights (including Section 2.2), pro rata based on the number of securities owned by such selling securityholder; second, there shall be excluded from the Underwritten Offering any securities to be sold for the account of selling securityholders, including the Holders, that originally requested the Underwritten Offering, pro rata based on the number of securities owned by such selling securityholder to the extent there is more than one such initiating selling securityholder; and finally, there shall be excluded from the Underwritten Offering any securities to be sold for the account of the Company.

(g)       Eligibility for Form F-3 and WKSI Status. The Company represents and warrants to the Investor as of the date hereof that the Company meets the requirements for use of Form F-3 under the Securities Act and the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Company shall use commercially reasonable efforts to maintain its eligibility for a Shelf Registration under Form F-3 and in the event that the Company fails to meet the requirements for use of Form F-3, the Company shall be required to perform its obligations under this Agreement as if all references to “Form F-3” were replaced by “Form F-1” for the purposes of the definition of “Shelf Registration”.

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2.2           Piggyback Registrations.

(a)       Participation. After the Lockup Date (or an earlier date agreed by the Company in writing), if the Company proposes to file a Prospectus as part of any Registration Statement under the Securities Act with respect to any offering of Company Securities for its own account and/or for the account of any other Persons (other than a Registration (i) under Section 2.1 hereof, (ii) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement) or Form F-4, Form S-4 or similar form that relates to a transaction subject to Rule 145 under the Securities Act, (iii) pursuant to any form that does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of Registrable Securities, (iv) in connection with any dividend reinvestment or similar plan, (v) for the sole purpose of offering securities to another entity or its security holders in connection with the acquisition of assets or securities of such entity or any similar transaction, or (vi) that relates to an offering of Company Securities that is not underwritten and that occurs at a time when a Shelf Registration is effective in accordance with Section 2.1(a)), then the Company shall give written notice of such proposed filing to the Investor on behalf of each Holder as soon as practicable (but in any event at least ten (10) Business Days prior to the proposed date of printing the preliminary Prospectus), and such notice shall offer such Holders the opportunity to Register under such Registration Statement such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”). Subject to this Section 2.2(a) and Section 2.2(c), the Company shall use commercially reasonable efforts to include in such Registration Statement all such Registrable Securities that are requested to be included therein within six (6) Business Days after the date of any such notice. If the offering pursuant to a Registration Statement pursuant to this Section 2.2(a) is to be an Underwritten Offering, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.2(a) shall, and the Company shall use commercially reasonable efforts to coordinate arrangements with the underwriters so that each such Holder may, participate in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.2(a) shall, and the Company shall use commercially reasonable efforts to coordinate arrangements so that each such Holder may, participate in such offering on such basis. If the Company files a Shelf Registration for its own account and/or for the account of any other Persons, the Company agrees that it shall use its commercially reasonable efforts to include in such Registration Statement such disclosures as may be required by Rule 430B under the Securities Act in order to ensure that the Holders may be added to such Shelf Registration at a later time through the filing of a Prospectus supplement rather than a post-effective amendment.

(b)       Right to Withdraw. Each Holder shall have the right to withdraw such Holder’s request for inclusion of its Registrable Securities in any Underwritten Offering pursuant to this Section 2.2 at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to the Company of such Holder’s request to withdraw and, subject to the preceding clause, each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Registration at any time prior to the printing of the preliminary Prospectus.

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(c)       Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of a class of Registrable Securities included in a Piggyback Registration informs the Company and the Holders in writing that, in its or their opinion, the number of securities of such class which such Holder and any other Persons intend to include in such Underwritten Offering exceeds the number which can be sold in such Underwritten Offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Underwritten Offering shall be reduced to the extent necessary to reduce the total number of securities to be included in such offering to the number recommended by the managing underwriter or underwriters in the following order of priority: first, there shall be excluded from the Underwritten Offering any securities to be sold for the account of any selling securityholder, including the Holders, that have been requested to be included therein pursuant to piggyback registration rights (including this Section 2.2), pro rata based on the number of securities owned by such selling securityholder; second, there shall be excluded from the Underwritten Offering any securities to be sold for the account of selling securityholders, including the Holders, that originally requested the Underwritten Offering, pro rata based on the number of securities owned by such selling securityholder to the extent there is more than one such initiating selling securityholder; and finally, there shall be excluded from the Underwritten Offering any securities to be sold for the account of the Company.

(d)       Determination Not to Conduct Offering. If at any time after giving a Piggyback Registration notice and prior to the filing of a final prospectus supplement in connection with such offering, the Company shall determine for any reason not to offer the securities originally intended to be included in such offering, the Company may, at its election, give written notice of such determination to the Investor and thereupon the Company shall be relieved of its obligation to include any Holder’s Registrable Securities in such offering.

2.3           Notification to Holder. The Company shall advise each Holder promptly in writing of the existence of any fact and the happening of any event that makes any statement of a material fact made in any Registration Statement or Prospectus untrue, or that requires the making of any additions to or changes in any Registration Statement or Prospectus in order to make the statements therein not misleading and in such event the Company shall prepare and file with the SEC, as soon as reasonably practicable, an amendment to such Registration Statement or an amendment or supplement to such Prospectus or a report on Form 6-K, as the case may be, so that, as so amended or supplemented, such Registration Statement and such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading. Upon receipt of such written advice, each Holder shall discontinue and refrain from making any sales of Registrable Securities, until such time as the Company advises such Holder that such Registration Statement or such Prospectus no longer contains an untrue statement or omission of a material fact, and if so directed by the Company, such Holder will deliver to the Company (at the Company’s expense) all copies of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. The period during which the sales of Registrable Securities are suspended pursuant to the foregoing sentence shall count as an Unscheduled Blackout Period.

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2.4           Holder Information. As a condition precedent to any Registration hereunder, the Company may require each Holder as to which any Registration is being effected to furnish to the Company, and each such Holder agrees to furnish to the Company, such information regarding the distribution of such securities and such other information relating to such Holder, its ownership of Registrable Securities and other matters as the Company may from time to time reasonably request in writing to enable the Company to comply with the provisions of this Agreement.

2.5          Holdback Agreements. Each of the Company and the Holders agrees, upon reasonable request from the managing underwriter or underwriters in connection with any Registration for an Underwritten Offering of the Company’s securities (other than pursuant to a registration statement on Form F-4, Form S-4 or any similar or successor form or pursuant to a registration solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), not to effect (other than pursuant to such Registration) any public sale or distribution of Registrable Securities, including, but not limited to, any sale pursuant to Rule 144, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, any Registrable Securities, any other Company Securities without the prior written consent of the managing underwriters during such period as reasonably requested by the managing underwriters (but in no event longer than the seven days before and the 30 days after the pricing of such Underwritten Offering).

2.6          Underwriting Agreement in Underwritten Offerings. If requested by the managing underwriters for any Underwritten Offering, the Company and the participating Holders shall enter into an underwriting agreement in customary form with such underwriters for such offering.

2.7          Registration Expenses. In the case of any Registration of Registrable Securities required pursuant to this Agreement (including any Registration that is delayed or withdrawn) or proposed Underwritten Offering pursuant to this Agreement, the Company shall pay all Registration Expenses regardless of whether the Registration Statement becomes effective or the Underwritten Offering is completed; provided, however, that in the case of any proposed shelf takedown pursuant to this Agreement that is an Underwritten Offering or an At-the-Market Offering, the Investor shall pay such out-of-pocket Registration Expenses (other than Registration Expenses to the extent such Registration Expenses would have been incurred by the Company if the shelf takedown were not an Underwritten Offering or At-the-Market Offering) on a pro rata basis with reference to the number of the Registered Securities being offered by the Investor in such shelf takedown and promptly reimburse such expenses to the Company upon request regardless of whether such Underwritten Offering or At-the-Market Offering is completed. The Company shall have no obligation to pay any Selling Expenses.

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2.8           Indemnification.

(a)       Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder and such Holder’s officers, directors, employees, advisors, Affiliates and agents and each Person who controls (within the meaning set forth in the Securities Act or the Exchange Act) such Holder from and against any and all losses, claims, damages, liabilities (or actions in respect thereof) and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was Registered under the Securities Act (including any final or preliminary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or any such statement made in any free writing prospectus (as defined in Rule 405 under the Securities Act) that the Company has filed or is required to file pursuant to Rule 433(d) of the Securities Act, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Company shall not be liable to any particular indemnified party in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement (including any final or preliminary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or any such statement made in any free writing prospectus in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder.

(b)       Indemnification by the Selling Holder. Each selling Holder agrees (severally and not jointly) to indemnify and hold harmless, to the full extent permitted by law, the Company and the Company’s directors, officers, employees, advisors, Affiliates and agents and each Person who controls (within the meaning set forth in the Securities Act or the Exchange Act) the Company from and against any Losses arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was Registered under the Securities Act (including any final or preliminary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or any such statement made in any free writing prospectus that the Company has filed or is required to file pursuant to Rule 433(d) of the Securities Act, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading to the extent, but, in each case (i) or (ii), only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission is made in reliance upon and in conformity with any written information furnished by such selling Holder to the Company expressly for inclusion in such Registration Statement, Prospectus, preliminary Prospectus or free writing prospectus. This indemnity shall be in addition to any liability the selling Holder may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any indemnified party.

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(c)       Conduct of Indemnification Proceedings. Any Person seeking indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (it being understood that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder to the extent that it is materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim within 15 Business Days after receipt of notice of such claim from the Person seeking indemnification hereunder or fails to employ counsel reasonably satisfactory to such Person within 15 Business Days after receipt of notice of such claim or to pursue the defense of such claim in a reasonably vigorous manner, (c) the named parties to any proceeding include both such indemnified and the indemnifying party and the indemnified party has reasonably concluded (based on written advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (d) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent, but such consent shall not be unreasonably withheld, conditioned or delayed. If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action or enter into any judgment without the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation, (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any indemnified party and (iii) does not provide for any action on the part of any party other than the payment of money damages which is to be paid in full by the indemnifying party. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm (in addition to one local counsel) at any one time from all such indemnified party or parties unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on written advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or in the reasonable judgment of such Person may exist (based on advice of counsel to an indemnified party) between such indemnified party or parties and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel.

(d)       Contribution. If for any reason the indemnification provided for in Section 2.8(a) or Section 2.8(b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by Section 2.8(a) or Section 2.8(b), then the indemnifying party shall, in lieu of indemnifying such indemnified party thereunder, contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions which resulted in such Loss as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.8(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party hereunder shall be deemed to include, for purposes of this Section 2.8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. If indemnification is available under this Section 2.8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.8(a) and Section 2.8(b) hereof without regard to the relative fault of said indemnifying parties or indemnified party.

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2.9          Reporting Requirements; Rule 144. The Company shall use its commercially reasonable efforts to be and remain in compliance with the periodic filing requirements imposed under the SEC’s rules and regulations, including the Exchange Act, and thereafter shall timely file such information, documents and reports as the SEC may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act. If the Company is not required to file such reports during such period, it will, upon the request of any Holder, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rule 144 or Regulation S under the Securities Act, and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (b) any rule or regulation hereafter adopted by the SEC.

2.10        Termination. The Company shall have no obligations to register any Registrable Securities proposed to be sold by any Holder upon the earlier of (i) the third anniversary of the Lockup Date and (ii) such time as there are no Registrable Securities.

3.	Transfer

3.1          Transfer Restrictions.

(a)       Subject to Section 3.1(c), the Investor shall not, and shall cause its Affiliates not to, directly or indirectly, transfer, sell, hedge, assign, gift, pledge, encumber, hypothecate, mortgage, exchange or otherwise dispose, by operation of Law or otherwise (any such occurrence, a “Transfer”), (i) any Purchased Shares prior to the date that is one (1) year following the date of Closing (such date, the “Lockup Date”), or (ii) any Existing Shares prior to the date that is six (6) months following the date of the Share Subscription Agreement (“Additional Lockup Date”), in each case, without the prior written consent of the Company.

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(b)       Subject to Section 3.1(c), unless otherwise agreed by the Company in writing, the Investor shall not, and shall cause its Affiliates not to, Transfer to any Company Competitor (i) any Purchased Shares within twelve (12) months after the Lockup Date, or (ii) any Existing Shares within twelve (12) months after the Additional Lockup Date, in each case of (i) and (ii), other than any Transfer through open market brokerage transaction where the identity of the purchaser is unknown.

(c)       Notwithstanding the foregoing, the Investor may at any time Transfer its Lockup Shares to a Permitted Transferee; provided that prior to any Transfer pursuant to this Section 3.1(c), such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement pursuant to documentation reasonably satisfactory to the Company; provided, further, that no Transfer pursuant to this Section 3.1(c) shall relieve any transferor from any liability for damages incurred or suffered by the Company as a result of any breach of this Agreement by such transferor.

3.2           No Avoidance of Restrictions. The Parties hereto agree that the Transfer restrictions in this Agreement shall not be capable of being avoided by the holding of Lockup Shares indirectly through a company or other entity that can itself be sold in order to dispose of an interest in Lockup Shares free of such restrictions, or any trust, derivative contract or other economic arrangement transferring the benefits of ownership of any Lockup Shares. The Investor undertakes that it shall not take any action intended to avoid such restrictions in any manner. Any Transfer or other disposal of any shares (or other interest) resulting in any change in the control of the Investor or of any Person having control over the Investor shall be treated as being a Transfer of the Lockup Shares held by the Investor, and the provisions of this Agreement that apply in respect of the Transfer of Lockup Shares shall thereupon apply in respect of the Lockup Shares so held. Any Transfer in violation of this Section 3.2 shall be null and void ab initio and have no force or effect whatsoever.

4.	Voting Agreement

4.1          The Investor hereby agrees that, until the Lockup Date, (A) without prejudice to the rights of the Investor set forth in clause (B), the Investor shall not, and shall cause its Affiliates who hold any Company Securities not to, solicit, effect or seek to effect, offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or in any way knowingly assist or facilitate any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, or make any public statement with respect to, any action with respect to the Company or its Subsidiaries (as defined in the Share Subscription Agreement) (including without limitation any merger, consolidation, business combination, tender or exchange offer involving the Company) that is not recommended by the Board, and (B) at any meeting of the shareholders of the Company, however called, or at any adjournment or postponement thereof (a “Company Shareholders’ Meeting”), or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought by or from the shareholders of the Company: (i) the Investor shall, and shall cause its Affiliates who hold any Company Securities to, appear at such Company Shareholders’ Meeting or otherwise cause all Company Securities Beneficially Owned by the Investor or its Affiliates to be counted as present thereat for the purpose of establishing a quorum and shall take all other necessary or desirable actions within their control (including, without limitation, execution of written consents or resolutions in lieu of meetings); and (ii) with respect to any matter upon which a vote, consent or other approval (including by written consent) is sought by or from the shareholders of the Company, the Investor shall, and shall cause its Affiliates who hold any Company Securities to, vote and cause to be voted all Company Securities Beneficially Owned by the Investor or its Affiliates in the manner recommended by the Board at any such Company Shareholders’ Meeting or under any such other circumstances upon which a vote, consent or other approval (including by written consent) is sought, in the case of (B), (x) to the extent such Company Securities may be voted on such matter and (y) other than with respect to any such matter (1) that relates to a transaction between the Company, on the one hand, and any Affiliate of the Company or any officer, director, shareholder or member of the Company or any of its Affiliates, on the other hand, (2) that relates to the disposition of a material portion of the assets or securities of the Company and its Subsidiaries (as defined in the Share Subscription Agreement), taken as a whole, or (3) that constitutes a material violation of applicable Law by the Company.

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5.	Corporate Governance

5.1           Investor Nominee Director.

(a)       The minimum number of directors on the Board shall be five and the maximum number shall be seven, of whom one director shall be designated by the Investor (such nominee, or such other individual who may be designated by the Investor from time to time in accordance with this Agreement, the “Investor Nominee”). On the date hereof, or if prior to the date hereof the Investor has not provided notice to the Company of the Investor Nominee together with the Investor Nominee’s consent to serve as a director, within five (5) Business Days after written notice by the Investor of its initial Investor Nominee and delivery of the applicable consent form to the Company (which notice and delivery may be made solely via email), the Board shall appoint such Investor Nominee to serve on the Board.

(b)       In the event of the death, disability, retirement or resignation of the Investor Nominee or any change of designation of the Investor Nominee by the Investor, the Investor shall have the exclusive right to designate another individual (the “Replacement Nominee”) to fill such vacancy and serve on the Board, and the Company shall use all best efforts to ensure that the Replacement Nominee is so appointed to the Board within five Business Days after designation of such Replacement Nominee in writing by the Investor.

5.2          Termination of Governance Rights. Notwithstanding anything in this Agreement to the contrary, on the date (i) the Initial Investor Ownership Percentage is less than 75% and (ii) the Investor’s Aggregate Ownership Percentage is less than 15%, the Investor shall have no further rights, and the Company shall have no further obligations, under Section 5.1 of this Agreement.

6.	Issuance of New Securities

6.1           Consent Rights of Investor.

(a)       As long as the Investor owns at least fifty percent (50%) of the Ordinary Shares it owns on the date of Closing (as proportionally adjusted to give effect to any stock split, stock dividend, recapitalization or any similar transaction after the Closing), the Company may not undertake to issue any New Securities (in a single transaction or a series of related transactions) without the written consent of the Investor, not to be unreasonably withheld.

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(b)       Provided that such written consent of the Investor is required at such time that the Company proposes to undertake an issuance of New Securities, it shall give to the Investor written notice of its intention to issue New Securities (the “Issuance Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities in accordance with Section 7.4 of this Agreement. The Investor shall have ten (10) Business Days from the date of receipt of any such Issuance Notice (the “Issuance Consent Period”) to withhold its consent in writing to the Issuance of such New Securities for the price and upon the terms and conditions specified in the Issuance Notice by giving written notice to the Company. If the Investor fails to so withhold its consent in writing within the Issuance Consent Period to such proposed issuance of New Securities, then the Investor shall be deemed to have provided written consent to such issuance under Section 6.1(a) of this Agreement.

7.	Miscellaneous

7.1          Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York without regard to its conflicts of law principles thereof.

7.2           Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Agreement or its subject matter shall be finally settled by arbitration. The place and seat of arbitration shall be Hong Kong, and the arbitration shall be administered by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Administered Arbitration Rules then in force (the “HKIAC Rules”). The number of arbitrators shall be three (3). Each Party shall appoint one arbitrator and the third arbitrator, who shall serve as chairperson of the arbitral tribunal, shall be selected by the mutual agreement of the first two arbitrators. Any arbitrator that is not so appointed shall instead be appointed in accordance with the HKIAC Rules. The language to be used in the arbitration proceedings shall be English. The award of the arbitral tribunal shall be final, conclusive and binding upon the Parties. Judgment upon any award may be entered and enforced in any court having jurisdiction over a Party or any of its assets. For the purpose of the enforcement of an award, the Parties irrevocably and unconditionally submit to the jurisdiction of any competent court and waive any defenses to such enforcement, including any defenses based on lack of personal jurisdiction or inconvenient forum.

7.3          Counterparts. This Agreement may be executed and delivered (including by electronic transmission in PDF format or by facsimile transmission) in one or more counterparts, and by the Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

7.4           Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to such Party. Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

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7.5          Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Neither this Agreement nor any of the rights or obligations of any Party may be assigned by any Party without the prior written consent of the other Party, except that (a) the Investor may assign this Agreement and the rights or obligations of the Investor hereunder to any of its Affiliates and (b) the registration rights of the Investor with respect to any Registrable Securities may be transferred to a Permitted Transferee of the Investor (i) to which Registrable Securities have been transferred and (ii) who executes and delivers to the Company a written instrument in form and substance reasonably satisfactory to the Company agreeing to be bound by and entitled to the benefits of, the terms of this Agreement, and any purported assignment in breach hereof by the Investor shall be void. Each Party hereto who transfers Registrable Securities to a Permitted Transferee shall cause such Permitted Transferee to execute and deliver to the Company a written instrument in form and substance reasonably satisfactory to the Company agreeing to be bound by and entitled to the benefits of, the terms of this Agreement.

7.6          Headings and Titles. Headings and titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.7          Entire Agreement; Amendments and Waivers. This Agreement constitutes the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof, and supersedes all other agreements between or among any of the Parties with respect to the subject matter hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of both Parties.

7.8           Severability. If a provision of this Agreement is held to be unenforceable under applicable Laws, such provision shall be excluded from this Agreement and the remainder of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.9           Further Assurances. The Parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the intent of this Agreement.

7.10         Rights Cumulative. Each and all of the various rights, powers and remedies of a Party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party.

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7.11         No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

7.12         No Presumption. The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

LONG HAN INVESTMENT
MANAGEMENT CO., LTD.
(隆瀚投资管理有限公司)

By:
	Name:	Shuang Cheng Zhou
	Title:	Chief Executive Officer

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

ORIGIN AGRITECH LIMITED

By:
	Name:	Zheng James Chen
	Title:	Chief Executive Officer

[Signature Page to Investor Rights Agreement]

Schedule I

Company Competitors

Company Names

1.	Yuan Long Ping High-Tech Agriculture Co., Ltd. (referred to as “Long Ping High-Tech”) (隆平高科)

2.	Shandong Denghai Seeds Co., Ltd (山东登海种业股份有限公司)

3.	Beijing Golden Seeds Science & Technology Co., Ltd (北京金色农华种业科技有限公司)

4.	Liaoning East-Asia Seeds Co., Ltd (辽宁东亚种业)

5.	China National Seed Group Co., Ltd (中国种子集团有限公司)

6.	Beijing Lantron Seed Corporation (北京联创种业股份有限公司)

7.	Beijing Doneed Seed Co. Ltd (北京德农种业有限公司)

8.	Henan Jin Yuan Seed Corporation (河南金苑种业股份有限公司)

9.	SinoFarm Genetics & Seeds (Group) Co., Ltd (中地种业 (集团) 有限公司)

10.	Henan Qiule Seed Industry Science & Technology Ltd (河南秋乐种业科技股份有限公司)

11.	Henan Dr. Jin Seed Corporation (河南金博士种业股份有限公司)

12.	Dupont Pioneer (杜邦先锋公司)

13.	Beijing Chemical Technology Seeds Co., Ltd (北京化工种业有限公司)

14.	Henan Huafeng Seeds Science & Technology Co., Ltd (河南滑丰种业科技有限公司)

15.	Join Hope Seeds Co., Ltd (新疆九禾种业 (已更名为九圣禾种业股份有限公司)

16.	Hebei Xuntian Agriculture Co. Ltd. (河北巡天农业科技有限公司)

17.	Shouguang Hongxiang Seed Co. Ltd. (寿光宏翔种业)

18.	Heilongjiang Kenfeng Seed Co. Ltd. (黑龙江垦丰种业有限公司)

19.	Beijing Shunxin Seed Co. Ltd. (北京顺鑫种业科技有限公司)